Contact:
Bruce Widener, CEO
502-657-3507
investors@askbeacon.com

Porter, LeVay & Rose, Inc.
Marlon Nurse, V.P. – Investor Relations
212-564-4700

Geralyn DeBusk, President or Hala
Elsherbini, COO
Halliburton Investor Relations
972-458-8000

Beacon Enterprise Solutions Reports Fiscal 2010 Third Quarter Financial Results

—Gross Profit Increases 128%—
—Gross Profit Margin Improves from 22.2% to 58.1%—
—Revenues Increase 17% for Quarter—
— Aggregate Future Value of Backlog Exceeds $76 million—
—Results Reflect Discontinued Operations of Beacon AG—

LOUISVILLE, KY, August 17, 2010 — Beacon Enterprise Solutions Group, Inc. (OTC BB:  BEAC) (www.askbeacon.com) an emerging global leader in the design, implementation and management of high performance Information Technology Systems (ITS) infrastructure solutions, reports fiscal third quarter financial results for the period ended June 30, 2010.  Third quarter and nine month results reflect the company’s discontinued operations of its Beacon AG subsidiary, which are discussed below.

Financial Highlights for the Third Quarter Fiscal 2010:

o	Net sales improved 17% to $3.5 million compared with $3.0 million in the year-ago third quarter;
o	Gross profit improved to $2.1 million from $921 thousand in the year-ago third quarter;
o
North American gross profit margin increased to 47% compared with 30% in the year-ago third quarter. Blended North American and European gross profit margins improved to 58% from 22.2% in the second quarter;

o	Adjusted EBITDA for the third quarter improved to $58,483 from ($627,093) in the year-ago third quarter
o	Net loss from continuing operations for the quarter was $1.1 million, or $0.03 per share, compared with $1.7 million, or $0.11 per share in the year-ago third quarter;
o	Aggregate future value of backlog exceeded $76 million as of June 30, 2010, compared with $19 million in the year-ago quarter and $74 million as of March 31, 2010.

Bruce Widener, Chairman and CEO of Beacon Enterprise Solutions said, “During the third quarter, we continued to implement our strategic growth plan, increasing our business with several existing clients, signing new clients, improving the balance sheet with the elimination of warrant-related derivative liabilities, and continued strengthening our management team.  As clients turn to us for ITS solutions and services, they often rely on us for their global and/or enterprise-wide ITS professional service and management requirements, driven by the need for cost-savings, standardization and globalization offered by Beacon’s suite of services.”

He continued, “During the third quarter alone, three of our enterprise level ITS professional services clients broadened the scope and breadth of services by signing new contracts for additional projects in current or new segments of their business units. I am proud to note, too, that we have a strong base of satisfied clients and have never lost a customer in our core business.  Finally, we continue to respond to client demands for additional services that meet emerging needs without straying from our core business model.  We have hardened our resolve to avoid engagements that take us out of our core business.”

Jerry Bowman, Chief Operating Officer commented, “As we reported last quarter, we’re eliminating any business activity that distracts us from our core business model and disciplines.  One example of the hard choices we’re making concerns the data center general contracting project in Switzerland. Higher project management costs contributed to lower margins for the data center construction project, and despite the adjustments we made to our model, the profit margins were not up to our standards. Despite negotiations that lasted until late into the current quarter, we have been unable to come to an agreement for contractual changes necessary to Phase I and II that we believed would allow us to offer high quality professional services and maintain a reasonable profit margin.  While the revenue stream is attractive, this line of business does not assist us in building mutually beneficial relationships with our clients, so we have opted to discontinue operations for this line of business, which was the basis of Beacon AG’s business.  Specifically, the gross margins for this project were well below our 40%+ gross margin target.  We will now concentrate exclusively on our Layer 1 professional services, which are the foundation for the design, installation and management of all technology systems within the national, multi-national and global enterprise.  There is too great a need for our services within the Fortune 1000 enterprise clients for us to allow distractions from what we do best.  Our core services address very real needs driven by consolidation, right-sizing and other cost-saving initiatives with significant top line revenue growth opportunities and higher gross margins.”

Discussion of Discontinued Operations:

Beacon Enterprise Solutions has discontinued the operations of Beacon AG, a wholly owned subsidiary based in Switzerland, whose operations began in August 2009.  The principal business of Beacon AG was to serve as the general contractor for an operator of carrier-neutral data centers in Zurich.  The value of the contract was approximately $24.8 million, and was to have been completed by the fourth quarter of 2010.  As of June 30, 2010 Beacon had recognized $16.6 million in revenue.  Upon analysis of the business, including risk, gross profit margins and expected returns, Beacon has decided to exit this line of business, which is accounted for as a discontinued operation as of June 2010.  Financial results for the third quarter and nine months reflect the discontinued operations.

Mr. Widener concluded, “With the elimination of this portion of our business, we look forward to continuing with our core strengths of ITS managed solutions that produce returns that are more in-line with our core business model.  Based upon the difficult steps we took in the third quarter, we anticipate an improved fourth quarter across our business segments.  We believe our strategy of focusing relentlessly on higher-margin, win-win business, and on acquisitions that will enhance our service offerings and increase our customer base, will help drive the company to continued growth, leading to profitability.”

Non-GAAP Financial Measure:

In addition to presenting financial results in accordance with generally accepted accounting principles, or GAAP, this earnings release also presents adjusted earnings before interest, taxes, depreciation and amortization, share based payments, deemed and contractual dividends, and expenses that management believes will not recur in future periods, including certain investor relations, subcontractor, and acquisition-related expenses (“Adjusted EBITDA”). Adjusted EBITDA is calculated by deducting operating and other expenses from operating income and excluding amounts related to interest expense, income tax expense or benefit, depreciation expense, amortization expense, non-cash share-based payments, deemed and contractual dividends, certain investor relations expenses, certain subcontractor expenses, acquisition-related expenses and any gain or loss on disposal of assets. Although we will continue to expend significant resources on investor relations in the future, management believes that certain investor relations expenses incurred in the current fiscal year are unusually high as we build investor awareness, and that a portion of these expenses will not recur in future years.  Certain subcontractor expenses are impacting our current fiscal year as we open markets through Beacon certified subcontractors who will be replaced by Beacon personnel over the coming months as Beacon serves markets of sufficient size to support internal operations.  In addition, this earnings release also presents Beacon’s net loss and net loss per share with adjustments to exclude a one-time, non-cash charge relating to the change in fair value of warrants as described above (“Adjusted Net Loss”).  Beacon believes these non-GAAP financial measures provide investors with additional insight into our ongoing operating performance. This non-GAAP financial measure should be considered in conjunction with, but not as a substitute for, the financial information presented in accordance with GAAP.

Aggregate Future Value of Backlog:

Aggregate Future Value of Backlog reflects the projected revenue impact of existing engagements over a one to four year period and is subject to change as work is completed and/or the scope of various engagements changes over time.  Backlog includes the projected value of recently announced, multi-year ITS managed services engagements as well as short-term projects for which the Company has been engaged to provide network design, engineering, implementation and/or project management services.

Earnings Conference Call, Tuesday August 17, 2010 @ 11:00 a.m. EDT:

Beacon’s Management will hold a conference call on Tuesday, August 17, 2010 at 11:00 a.m. EDT to discuss its fiscal third quarter 2010 financial results for the period ending June 30, 2010. Participants on the call will include Bruce Widener, Chairman and Chief Executive Officer; Michael Grendi, Chief Financial Officer; and Jerry Bowman, Chief Operating Officer. The teleconference can be accessed by calling 888-495-3916 and entering conference ID # 93563194. Participants outside of the U.S. and Canada can join by calling 706-634-7530 and entering the same conference ID. Please dial in 15 minutes prior to the beginning of the call. The conference call will be simultaneously webcast and available on the company’s website, www.askbeacon.com, under the “investor relations” tab. A digital recording of the conference call will be available for replay two hours after the end of the call’s completion until 11:59 p.m. EDT on Thursday, August 19, 2010 by calling 706-645-9291.

About Beacon Enterprise Solutions Group, Inc.

Beacon Enterprise Solutions Group is an emerging global leader in the design, implementation and management of high performance Information Technology Systems (“ITS”) infrastructure solutions.  Beacon offers fully integrated, turnkey IT infrastructure solutions capable of fully servicing the largest companies in the world as they increasingly outsource to reduce costs while optimizing critical IT design and infrastructure management. Through an integrated team approach, Beacon offers a broad range of products and services including IT infrastructure design, implementation and management, application development and voice/data/security system integration, installation and maintenance.  Beacon’s client roster includes state and local agencies, educational institutions, and over 4,000 companies ranging in size from mid-sized companies to the Fortune 500.  Beacon is headquartered in Louisville, Kentucky, with a regional headquarters in Dublin, Ireland and personnel located throughout the United States and Europe.

For comprehensive investor relations material, including fact sheets, research reports, interviews and video, please follow the appropriate link: Investor Resource Portal, Investor Fact Sheet and CEO Overview Video.

For additional information, please visit Beacon’s corporate website: www.askbeacon.com

This press release may contain “forward looking statements.” Expressions of future goals and similar expressions reflecting something other than historical fact are intended to identify forward-looking statements, but are not the exclusive means of identifying such statements.  These forward-looking statements may include, without limitation, statements about our market opportunity, strategies, competition, expected activities and expenditures as we pursue our business plan.  Although we believe that the expectations reflected in any forward looking statements are reasonable, we cannot predict the effect that market conditions, customer acceptance of products, regulatory issues, competitive factors, or other business circumstances and factors described in our filings with the Securities and Exchange Commission may have on our results.  The company undertakes no obligation to revise or update any forward-looking statements in order to reflect events or circumstances that may arise after the date of this press release.

Financial Tables Follow

Beacon Enterprise Solutions Group, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	June 30, 2010	September 30, 2009
	(unaudited)

ASSETS

Current assets:
Cash and cash equivalents	$411,158	$227,267
Accounts receivable, net	1,838,296	3,069,219
Unbilled accounts receivable	2,276,766	-
Inventory, net	501,782	604,622
Prepaid expenses and other current assets	370,141	388,056
Current assets of discontinued operations	677,966	957,831
Total current assets	6,076,109	5,246,995

Property and equipment, net	475,833	335,261
Goodwill	2,791,648	2,791,648
Other intangible assets, net	2,995,979	3,341,724
Other assets	126,112	117,111
Other assets of discontinuated operations		981,009
Total assets	$12,465,681	$12,813,748

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Short term credit obligations	$-	$550,000
Convertible notes payable	-	297,999
Bridge notes (net of $0 and $33,123 discounts)	100,000	166,879
Current portion of long-term debt	389,316	475,348
Accounts payable	1,710,384	2,072,654
Accrued expenses	799,419	2,626,840
Current liabilties of discontinued operations	7,737,508	524,769
Total current liabilities	10,736,627	6,714,489

Long-term debt, less current portion	500,286	802,335
Deferred tax liability	147,835	103,484
Total liabilities	11,384,748	7,620,308

Stockholders' equity
Preferred Stock: $0.01 par value, 5,000,000 shares authorized, 1,041 and 3,436 shares outstanding in the following classes:
Series A convertible preferred stock, $1,000 stated value, 4,500 shares authorized, 30 and 1,984 shares issued and outstanding at June 30, 2010 and September 30, 2009, respectively, (liquidation preference $92)	30,197	1,984,074
Series A-1 convertible preferred stock, $1,000 stated value, 1,000 shares authorized, 311 and 752 shares issued and outstanding, at June 30, 2010 and September 30, 2009, respectively (liquidation preference $423)	310,888	752,347
Series B convertible preferred stock, $1,000 stated value, 4,000 shares authorized, 700 shares issued and outstanding at June 30, 2010 and September 30, 2009, respectively (liquidation preference $954)	700,000	700,000
Common stock, $0.001 par value 70,000,000 shares authorized, 37,376,396 and 24,655,990 shares issued and outstanding at June 30, 2010 and September 30, 2009, respectively.	37,376	24,656
Additional paid in capital	36,847,075	17,977,046
Accumulated deficit	(36,807,209)	(16,254,545)
Accumulated other comprehensive income	(37,394)	9,862
Total stockholders' equity	1,080,933	5,193,440
Total liabilities and stockholders' equity	12,465,681	12,813,748

Beacon Enterprise Solutions Group, Inc. and Subsidiaries
Condensed Consolidated Statements of Operations
(Unaudited)

	For the Three	For the Three	For the Nine	For the Nine
	months ended	months ended	months ended	months ended
	June 30, 2010	June 30, 2009	June 30, 2010	June 30, 2009
Net sales	$3,545,673	$3,038,999	$9,687,437	$7,118,084
Cost of goods sold	395,558	1,280,622	1,252,254	2,892,075
Cost of services	1,087,637	836,981	3,723,765	1,934,372

Gross profit	2,062,478	921,396	4,711,418	2,291,637
Operating expense
Salaries and benefits	1,324,601	1,019,011	3,618,411	2,790,510
Shared based compensation	459,978	166,940	945,523	318,028
Selling, general and administrative	1,203,346	1,047,471	3,902,130	2,572,137
Total operating expense	2,987,925	2,233,422	8,466,064	5,680,675
Loss from operations	(925,447)	(1,312,026)	(3,754,646)	(3,389,038)

Other (expenses) income
Interest expense	(162,120)	(221,622)	(412,535)	(661,229)
Change in fair value of warrants		-	(4,373,012)
Total other expenses	(162,120)	(221,622)	(4,785,547)	(661,229)

Net (loss) before income taxes	(1,087,567)	(1,533,648)	(8,540,193)	(4,050,267)

Income tax benefit	(44,093)	-	43,434	-

(Loss) from continuing operations	(1,131,660)	(1,533,648)	(8,496,759)	(4,050,267)
(Loss from discontinued operations	(7,623,072)		(7,179,556)

Net (loss)	(8,754,732)	(1,533,648)	(15,676,315)	(4,050,267)

Series A, A-1 and B Preferred Stock:
Contractual dividends	(29,619)	(160,264)	(156,125)	(411,416)
Deemed dividends related to beneficial conversion feature	(23,672)	-	(92,692)	(187,139)

Net (loss) available to common stockholders	$(8,808,023)	$(1,693,912)	$(15,925,132)	$(4,648,822)

Net loss per share to common stockholders - basic and diluted
Net loss per share from continuning operations	(0.03)	(0.11)	(0.29)	(0.32)
Net loss per share from discontinuned operations	(0.22)	-	(0.24)	-
	$(0.25)	$(0.11)	$(0.53)	$(0.32)

Weighted average shares outstanding basic and diluted	34,049,390	16,066,243	30,528,800	14,581,935

Other Comprehensive income, net of tax
Net Loss	$(8,808,023)	$(1,693,912)	$(15,925,132)	$(4,648,822)
Foreign currency translations adjustment	(148,231)	-	(47,256)	-
Comprehensive loss	$(8,956,254)	$(1,693,912)	$(15,972,388)	$(4,648,822)

Adjusted EBITDA
Loss from operations	(925,447)	(1,312,026)	(3,754,646)	(3,389,038)

Investor relations adjustments	141,989	324,354	446,632	451,543
Non-recurring costs	144,947	-	901,242	-
Share based payments	491,935	207,638	1,130,527	455,528
Depreciation and Amortization	205,059	152,941	526,644	454,815
Adjusted EBITDA	58,483	(627,093)	(749,601)	(2,027,152)